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                                                                Exhibit 5(a)(14)


                                    FORM OF

                               C O M P O S I T E
                               -----------------

                               THE MAINSTAY FUNDS

                           [CALIFORNIA TAX FREE FUND]
                          [CAPITAL APPRECIATION FUND]
                               [CONVERTIBLE FUND]
                              [EQUITY INDEX FUND]
                               [GOVERNMENT FUND]
                        [HIGH YIELD CORPORATE BOND FUND]
                           [INTERNATIONAL BOND FUND]
                          [INTERNATIONAL EQUITY FUND]
                              [MONEY MARKET FUND]
                            [NEW YORK TAX FREE FUND]
                            [STRATEGIC INCOME FUND]
                              [TAX FREE BOND FUND]
                              [TOTAL RETURN FUND]
                                  [VALUE FUND]

                              MANAGEMENT AGREEMENT



     Agreement, made as of the ___ day of ____________, 1997 between THE MAINSTAY FUNDS, a Massachusetts business trust (the "Trust"), on behalf of the [California Tax Free Fund, Capital Appreciation Fund, Convertible Fund, Equity Index Fund, Government Fund, High Yield Corporate Bond Fund, International Bond Fund, International Equity Fund, Money Market Fund, New York Tax Free Fund, Strategic Income Fund, Tax Free Bond Fund, Total Return Fund, and Value Fund](the "Fund"), a separate series of the Trust, and MainStay Management, Inc., a Delaware corporation (the "Manager").

                             W I T N E S S E T H :
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     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the shares of beneficial interest of the Trust (the "Shares") are divided into separate series, each of which is established pursuant to a written instrument executed by the Trustees of the Trust, and the Trustees may from time to time terminate such series or establish and terminate additional series;

     WHEREAS, the Shares of each series (other than the Equity Index Fund) are divided into Class A shares and Class B shares; and
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     WHEREAS, the Fund desires to retain the Manager to render investment advisory and related administrative services to the Fund, and the Manager is willing to render such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties agree as follows:

        1.  Appointment.  The Fund hereby appoints MainStay Management, Inc. to
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act as manager to the Fund for the period and on the terms set forth in this
Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

        2. Duties as Manager. Subject to the supervision of the Trustees of the
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Trust, the Manager shall administer the Fund's business affairs and manage the investment operations of the Fund and the composition of the portfolio of the Fund, including the purchase, retention and disposition thereof, in accordance with the investment objectives, policies and restrictions of the Fund, as stated in the Prospectus (as hereinafter defined) and subject to the following understandings:

                (a) The Manager shall (i) furnish the Fund with office facilities; (ii) be responsible for the financial and accounting records required to be maintained by the Fund (excluding those being maintained by the Fund's Custodian and Transfer Agent except as to which the Manager has supervisory functions) and other than those being maintained by the Fund's sub-adviser, if any; and (iii) furnish the Fund with ordinary clerical, bookkeeping and recordkeeping services at such office facilities.

                (b) The Manager shall provide supervision of the Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash.

                (c) The Manager shall use its best judgment in the performance of its duties under this Agreement.

                (d) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Prospectus (each as hereinafter defined) of the Trust and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                (e) The Manager, and any sub-adviser to whom such authority has been delegated, shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determination with or through such persons, brokers or dealers (including NYLIFE Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus (each as hereinafter defined) or as the Trustees may direct from time to time. It is recognized that, in providing the Fund with investment supervision or the

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placing of orders for portfolio transactions, the Manager or any sub-
adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager or any sub-adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager or any sub-adviser may be a party. It is understood that neither the Fund, the Trust nor the Manager or sub-adviser has adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager or any sub-adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager or any sub-adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager or any sub-adviser in connection with its services to other clients.

     On occasions when the Manager or any sub-adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Manager or any sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager or any sub-adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.


                (f) The Manager shall maintain all books and records with respect to the Fund's securities transactions required by sub-paragraphs (b)(5),
(6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act and any other books and records required to be maintained by it under the 1940 Act and the Rules thereunder and shall render to the Trust's Trustees such periodic and special reports as the Trustees may reasonably request.

                (g) The Manager shall provide the Trust's Custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

                (h) With respect to any or all series of the Trust, including the Fund, the Manager may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which the Manager delegates to such sub-adviser or sub-administrator any or all its duties specified in this Agreement, provided that each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder.

        3. Manager Personnel. The Manager shall authorize and permit any of its
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directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to

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serve in the capacities in which they are elected or appointed. Services to be furnished by the Manager under this Agreement may be furnished through the medium of any of such directors, officers, or employees or affiliates of the Manager.

        4. Books and Records. The Manager shall keep the Fund's books and
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records required to be maintained by it, pursuant to paragraph 2 hereof. The
Manager agrees that all records which it maintains for the Fund are the property of the Fund, and it will surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 as promulgated by the Commission under the 1940 Act any such records as are required to be maintained by the Manager pursuant to paragraph 2 hereof.

        5. Services Not Exclusive. The services furnished by the Manager
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hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

        6. Documents. The Trust has delivered to the Manager copies of each of
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the following documents and will deliver to it all future amendments and supplements, if any:

                (a) Declaration of Trust of the Trust, filed with the Secretary of the Commonwealth of Massachusetts (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Declaration of Trust");

                (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

                (c) Certified Resolutions of the Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

                (d) Written Instrument to Establish and Designate Separate Series of Shares;

                (e) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and the Fund's Shares and all amendments thereto;

                (f) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and (g) Prospectus and Statement of Additional Information of the Fund (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

        7. Expenses. (a) In connection with the services rendered by the Manager
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under this Agreement, the Manager will bear all of the following expenses:

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                        (i) the salaries and expenses of all personnel of the
Trust and the Manager, except the fees and expenses of Trustees who are not interested persons of the Manager or of the Trust; and

                        (ii) all expenses incurred by the Manager in connection with managing the investment operations of the Fund and administering the ordinary course of the Fund's business, other than those assumed by the Fund herein;

                (b) The Fund assumes and will pay its expenses, including but not limited to those described below (where any such category applies to more than one series of the Trust, the Fund shall be liable only for its allocable portion of the expenses):

                        (i) the fees and expenses of Trustees who are not interested persons of the Manager or of the Trust;

                        (ii) the fees and expenses of the Fund's custodian which relate to (A) the custodial function and the recordkeeping connected therewith,
(B) the maintenance of the required accounting records of the Fund not being maintained by the Manager, (C) the pricing of the Fund's Shares, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Trustees of the Trust, and (D) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's Shares;

                        (iii) the fees and expenses of the Trust's transfer and dividend disbursing agent, which may be the custodian, which relate to the maintenance of each shareholder account;

                        (iv) the charges and expenses of legal counsel and independent accountants for the Trust;

                        (v) brokers' commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions on behalf of the Fund;

                        (vi) all taxes and business fees payable by the Fund to federal, state or other governmental agencies;

                        (vii) the fees of any trade association of which the Trust may be a member;

                        (viii) the cost of share certificates representing the Fund's Shares;

                        (ix) the fees and expenses involved in registering and maintaining registrations of the Trust and of its Shares with the SEC, registering the Trust as a broker or dealer and qualifying its Shares under state securities laws, including the preparation and printing

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of the Trust's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

                        (x) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders; and

                        (xi) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

        8. Organization Expenses. The Fund hereby agrees to reimburse the
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Manager for the organization expenses of, and the expenses incurred in connection with, the initial offering of Shares of the Fund.

        9. Compensation. For the services provided and the facilities furnished
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pursuant to this Agreement, the Trust will pay to the Manager as full compensation therefor a fee at an annual rate of [see below] % of the average daily net assets of the Fund.

     This fee will be computed daily and will be paid to the Manager monthly. This fee will be chargeable only to the Fund, and no other series of the Trust shall be liable for the fee due and payable hereunder. The Fund shall not be liable for any expense of any other series of the Trust.

        10. Standard of Care. The Manager shall not be liable for any error of
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judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

        11. Duration and Termination. This Agreement shall continue in effect
            ------------------------
with respect to the Fund for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually with respect to the Fund in conformity with the requirements of the 1940 Act and the Rules thereunder; provided, however, that this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

        12. Other Business. Nothing in this Agreement shall limit or restrict
            --------------
the right of any of the Manager's directors, officers, or employees who may also be a Trustee, officer, or employee of the Trust to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor

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limit or restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, trust, firm, individual or association.

        13. Independent Contractor. Except as otherwise provided herein or
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authorized by the Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed an agent of the Fund or the Trust.

        14. Trust Materials. During the term of this Agreement, the Trust agrees
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to furnish the Manager at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or to the public, which refer to the Manager in any way, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above-mentioned materials which refer in any way to the Manager. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

        15. Amendment. This Agreement may be amended in writing by mutual
            ---------
consent, but the consent of the Fund, if required, must be obtained in conformity with the requirements of the 1940 Act and the Rules thereunder.

        16. Notice. Any notice or other communication required to be given
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pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Morris Corporate Center I, Building A, 300 Interpace Parkway, Parsippany, New Jersey 07054; or (2) to the Trust at 51 Madison Avenue, New York, NY 10010.

        17. Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of New York.

        18. Limitation of Liability of the Trust and the Shareholders. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Trust shall be personally liable hereunder. The name "The MainStay Funds" is the designation of the Trust for the time being under the Declaration of Trust and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust, as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No series of the Trust shall be liable for any claims against any other series of the Trust.

        19. Use of Name. The Fund may use any name including the word "MainStay"
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only for so long as this Agreement or any other Investment Advisory Agreement between the Manager or any other affiliate of New York Life Insurance Company and the Trust or any extension, renewal or amendment thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as investment adviser. At such

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time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such name or any other name indicating that it is advised by or otherwise connected with the Manager or any organization which shall have so succeeded to its business.

        20. Miscellaneous. The captions in this Agreement are included for
            -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. As used in this Agreement, terms shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                             THE MAINSTAY FUNDS, on behalf of
                             _________________________ FUND,
                             a series



                             By:       ________________________________
                                       Name:
                                       Title:


                             MAINSTAY MANAGEMENT, INC.



                             By:       ________________________________
                                       Name:
                                       Title:

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